Exhibit 10.2

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(NON-U.S. AWARDEES)

Unless otherwise defined herein, the capitalized terms used in this Award Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

Name:

Address:

You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Award Agreement, including any special terms and conditions for your country in any appendix attached hereto (the “Appendix”), as follows:

Award Number

Award Date

Total Number of Restricted Stock Units Awarded

Vesting Schedule

One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest thirty-six (36) months after the Award Date. Vesting of Restricted Stock Units shall at all times be subject to your continuing to be a Service Provider on the applicable date(s) of vesting. Anything in the foregoing to the contrary notwithstanding, in the event that you cease to be a Service Provider as a result of your death, the Restricted Stock Units shall become immediately vested with respect to the number of Restricted Stock Units that would have vested had you continued as a Service Provider for an additional twenty-four (24) month period following the date of your death.

Settlement

For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of Shares equal to the number of Restricted Stock Units vesting on such vesting date, or (b) a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date or (c) a combination of the foregoing. Such payment shall be made in the form of Shares, cash or a combination of the foregoing at the Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days, following the date of vesting.

Forfeiture

Upon the date that you cease to be a Service Provider, for any reason (including, without limitation, a termination that is deemed to be an “unfair dismissal” or “constructive dismissal”), all unvested Restricted Stock Units shall be forfeited. The date of ceasing to be a Service Provider will not be extended to include any notice of termination or similar period and shall be considered ceased on the last active day of service for the purposes of the Plan.

Tax Obligations

Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(b)

withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(c)	withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, any cash payments receivable at settlement or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

NO GUARANTEE OF CONTINUED SERVICE

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF YOUR EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING AWARDED RESTRICTED STOCK UNITS, OR RECEIVING CASH OR SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR YOUR EMPLOYER’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE LOCAL LAW.

Nature of Grant

In accepting the grant, you acknowledge that:

(1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(2) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(3) all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

(4) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your Service Provider relationship at any time;

(5) you are voluntarily participating in the Plan;

(6) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(7) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(8) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or an Affiliate;

(9) the Restricted Stock Units grant and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(10) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(11) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and, in consideration of the grant, to which you otherwise are not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(12) in the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant.

No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Shareholder Rights Prior to Vesting

You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Entire Agreement

The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.

Governing Law/Venue

This Award of Restricted Stock Units and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Language

If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Severability

The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Appendix

Notwithstanding any provisions in this Award Agreement, the Restricted Stock Units shall be subject to any special terms and conditions for your country set forth in the Appendix. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. The Appendix constitutes part of this Award Agreement.

Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

Signature	By

Print Name	Print Name

Residence Address	Title

APPENDIX TO

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(NON-U.S. AWARDEES)

TERMS AND CONDITIONS

This Appendix, which is part of the Award Agreement, includes additional terms and conditions that govern the Restricted Stock Units and that will apply to you if you are in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Award Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because such information may be outdated when you vest in the Award and/or sell any Shares acquired at vesting.

In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You, therefore, are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.

Finally, if you are a citizen or resident of a country other than that in which you currently are working or transfer employment to a different country after the Award Date, the information contained herein may not apply to you.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum. You understand and agree that your right to participate in the Plan and any Restricted Stock Units granted under the Plan are subject to an Australian Addendum to the Plan. This Award is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Plan and the Award Agreement.

Restricted Stock Units Payable in Shares Only. Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the Restricted Stock Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

NOTIFICATIONS

Securities Law Notification. If you acquires Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and you should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will be required to file the report yourself.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification. You are required to report any taxable income attributable to the Restricted Stock Units on your annual tax return. You also are required to report any bank accounts opened and maintained outside of Belgium on your annual tax return.

CANADA

TERMS AND CONDITIONS

Restricted Stock Units Not in Consideration of Past Services. The Restricted Stock Units and Shares subject to the Restricted Stock Units in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or an Affiliate. The Restricted Stock Units are intended to provide you an additional incentive during the vesting period, but in no event shall be construed as constituting an express or implied promise of continued engagement as a Service Provider for the duration of the vesting period, for any period, or at all, and shall not interfere with the Employer’s right to terminate your relationship as a Service Provider at any time.

Termination Period. The following provision replaces paragraph (12) of the “Nature of Grant” section of the Award Agreement:

In the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the earlier of (a) the date on which you receive notice of termination of your employment; or (b) the date on which you are no longer actively employed by the Employer; and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant.

The following provisions apply if you are in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. The following provision supplements the “Data Privacy” section of the Award Agreement:

You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company, the Employer and/or any Affiliate to disclose and discuss such information with their advisors. You also authorize the Company, the Employer and/or any Affiliate to record such information and to keep such information in your employment file.

COSTA RICA

There are no country-specific terms and conditions.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. You may be required to file a report with the Czech National Bank in connection with the Restricted Stock Units and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal advisor before vesting of the Restricted Stock Units to ensure compliance with current regulations. You are solely responsible for complying with applicable Czech exchange control laws.

FINLAND

There are no country-specific terms and conditions.

FRANCE

TERMS AND CONDITIONS

Restricted Stock Units Not Tax-Qualified. You understand that this Award is not intended to be French tax-qualified.

Consent to Receive Information in English. By accepting the grant of Restricted Stock Units and this Award Agreement, which provides for the terms and conditions of your Restricted Stock Units, you confirm having read and understood the documents relating to this grant, which were provided to you in English. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de vos actions gratuites, vous confirmez avoir lu et compris les documents relatifs à cette attribution qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

NOTIFICATIONS

Exchange Control Information. If you import or export cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities. If you maintain a foreign bank account, you are required to report the maintenance of such to the French tax authorities when filing your annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

NOTIFICATIONS

Exchange Control Information. Please note that proceeds from the sale of Shares must be repatriated to India within 90 days of such sale. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank for your records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

IRELAND

NOTIFICATIONS

Director Notification Requirement. If you are a director, shadow director1 or secretary of an Irish Affiliate of the Company, pursuant to Section 53 of the Irish Company Act 1990, you must notify the Irish Affiliate of the Company in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares, etc.), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children, whose interests will be attributed to the director, shadow director or secretary.

ITALY

TERMS AND CONDITIONS

Data Privacy Notice and Consent. The following provision replaces the “Data Privacy” section of the Award Agreement:

You hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of your personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purposes of implementing, administering, and managing your participation in the Plan.

You understand that the Employer, the Company and any Affiliate hold certain personal information about you, including, without limitation, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Trimble Italia SrL, Centro Torri Bianche, Palazzo Larice, 3, 20059 Vimercate (MI), Italy.

[1]

A shadow director is an individual who is not on the board of directors of the Company or the Irish Affiliate but who has sufficient control so that the board of directors of the Company or the Irish Affiliate, as applicable, acts in accordance with the directions and instructions of the individual.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the Company’s independent registered public accounting firm Ernst & Young LLP, or such other public accounting firm that may be engaged by the Company in the future. You further understand that the Company, the Employer and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing your participation in the Plan, and that the Company, the Employer and/or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable local laws and regulations, does not require your consent thereto, as the processing is necessary to the performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data-processing. Furthermore, you are aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Plan Document Acknowledgment. In accepting the Restricted Stock Units, you acknowledges that you have received a copy of the Plan and the Award Agreement and have reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement, including this Appendix.

You acknowledge that you have read and specifically approve the following sections of the Award Agreement: “Forfeiture”; “Tax Obligations”; “No Guarantee of Continued Service”; “Nature of Grant”; “No Advice Regarding Grant”; “Language”; “Entire Agreement”; “Governing Law/Venue”; and “Data Privacy Notice and Consent” in this Appendix.

NOTIFICATIONS

Exchange Control Information. You are required to report in your annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.

KENYA

There are no country-specific terms and conditions.

KOREA

NOTIFICATIONS

Exchange Control Information. If you receive US$500,000 or more from the sale of Shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

NOTIFICATIONS

Securities Law Information. You should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan. In particular, you may be prohibited from effectuating certain transactions if you have inside information regarding the Company.

By accepting the Restricted Stock Units and participating in the Plan, you acknowledge having read and understood this Securities Law Information and further acknowledge that it is your responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public, and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be a Service Provider in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Service Providers working in the Netherlands (possibly including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when you had such inside information.

NEW ZEALAND

There are no country-specific terms and conditions.

SINGAPORE

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units are being granted on a private basis and are, therefore, exempt from registration in Singapore.

Director Notification Requirement. If you are a director, associate director or shadow director of a Singaporean Affiliate, you must notify the Singaporean Affiliate in writing within two days of receiving or disposing of an interest (e.g., the Restricted Stock Units) in the Company or an Affiliate, or within two days of becoming a director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Nature of Grant. This provision supplements the “Nature of Grant” section of the Award Agreement:

In accepting the Restricted Stock Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its own discretion decided to grant Restricted Stock Units under the Plan to certain Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or an Affiliate, other than as set forth in the Award Agreement. Consequently, you understand that this Award is granted on the assumption and condition that this Award and any Shares acquired upon vesting of this Award are not a part of any employment contract (either with the Company or an Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Furthermore, you understand that you will not be entitled to continue vesting in this Award once your relationship with the Company or an Affiliate as a Service Provider ceases. In addition, you understand that this Award would not be granted but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Award shall be null and void.

NOTIFICATIONS

Exchange Control Information. You must declare the acquisition of Shares to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. You must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if you wish to import the ownership title of the Shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

SWEDEN

There are no country-specific terms and conditions.

THAILAND

NOTIFICATIONS

Exchange Control Information. You must repatriate all cash proceeds received from participation in the Plan to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in a foreign exchange account with a Thai bank. If the amount of the proceeds is equal to or greater than US$20,000, you must report specifically the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

TERMS AND CONDITIONS

Restricted Stock Units Payable in Shares Only. Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the Restricted Stock Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

Joint Election. As a condition of participation in the Plan and the vesting of the Restricted Stock Units, you agree to accept any liability for secondary Class 1 National Insurance contributions, which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units, and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, you agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer. You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Tax Obligations” section of the Award Agreement.

If you do not enter into a Joint Election prior to the vesting of the Restricted Stock Units, you will not be entitled to vest in the Restricted Stock Units unless and until you enter into a Joint Election, and no Shares will be issued to you under the Plan, without any liability to the Company or the Employer.

Tax Obligations. The following provision supplements the “Tax Obligations” section of the Award Agreement:

You agree that, if you do not pay or the Company or the Employer does not withhold from you, the full amount of Tax-Related Items that you owe upon vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by you to the Company and/or the Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at the official HMRC rate and immediately will be due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from salary, bonus or any other funds due to you by the Company or the Employer, by withholding in Shares issued upon vesting of the Restricted Stock Units or from the cash proceeds from the sale of Shares or by demanding cash or a check from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or a director within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply. In the event that you are an executive officer or a director and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You acknowledge that you will be responsible for reporting any income tax and National Insurance contributions (including Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.